Exhibit 23.2

802 N Washington St

                                                                                                                                                                                                                                                               Spokane, WA    99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 as filed with the SEC of our audit report dated June 23, 2017, with respect to the balance sheet of Vivic Corp. as of April 30, 2017, and the related statements of operations, stockholders’ equity, and cash flows for the period from February 16, 2017 (inception) to April 30, 2017.  Our report dated June 23, 2017, relating to those financial statements, includes an emphasis of matter paragraph relating to uncertainty as to Vivic Corp.'s ability to continue as a going concern. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Fruci & Associates II, PLLC

Spokane, Washington

August 18, 2017